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                                                                    Exhibit 11.1

                       TRANSACT TECHNOLOGIES INCORPORATED

                        COMPUTATION OF EARNINGS PER SHARE


                                                                                   Year Ended December 31,
                                                                    ----------------------------------------------------
(In thousands, except per share amounts)                                2002                2001                2000
                                                                    ------------        ------------        ------------
Net loss                                                            $       (692)       $     (4,922)       $       (344)
Dividends and accretion on preferred stock                                  (358)               (358)               (320)
                                                                    ------------        ------------        ------------
Net loss available to common shareholders                           $     (1,050)       $     (5,280)       $       (664)
                                                                    ============        ============        ============

Shares:

   Basic - Weighted average common shares
         outstanding                                                       5,551               5,504               5,636
   Dilutive effect of outstanding options and
     warrants as determined by the treasury
     stock method                                                              -                   -                   -
                                                                    ------------        ------------        ------------
   Diluted - Weighted average common and
                                                                    ============        ============        ============
     common equivalent shares outstanding                                  5,551               5,504               5,636
                                                                    ============        ============        ============

Net loss per common and common equivalent share:
     Basic                                                          $      (0.19)       $      (0.95)       $      (0.12)
                                                                    ============        ============        ============
     Diluted                                                        $      (0.19)       $      (0.95)       $      (0.12)
                                                                    ============        ============        ============

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